EXHIBIT 99.5

FORWARD-LOOKING STATEMENTS FOR EARNINGS RELEASE PRESENTATION MATERIALS

Statements in this presentation that contain words such as "will," "expect" or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations and supply/demand considerations for oil, gas and chemicals; exploration risks, such as drilling of unsuccessful wells; higher-than-expected costs; political risk; operational interruptions; changes in tax rates and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. You should not place undue reliance on these forward-looking statements which speak only as of the date of this presentation. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise. U.S. investors are urged to consider carefully the disclosure in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.